T. ROWE PRICE GROUP, INC. ERRONEOUSLY AWARDED COMPENSATION RECOUPMENT POLICY (“POLICY”)  Effective October 31, 2023  1. Recoupment The Board has adopted this Policy in accordance with the applicable provisions of The Nasdaq Stock  Market LLC Listing Rules  (the “Rules”), promulgated pursuant  to  the  final  rules adopted by  the  Securities and Exchange Commission enacting the clawback standards under Section 954 of the  Dodd‐Frank Wall Street Reform and Consumer Protection Act. This Policy will be interpreted and  administered consistent with that intent, with respect to all Recoverable Compensation.   In the event that T. Rowe Price Group, Inc. (the “Company”) is required to undertake a Restatement,  then  the Company  shall  recover,  reasonably promptly, all Recoverable Compensation from any  Covered Person during  the Applicable Period, unless  the Compensation Committee determines  it Impracticable to do so, after exercising a normal due process review of all the relevant facts and  circumstances. Further,  if  the achievement of one or more Financial Reporting Measures was  considered  in determining the Recoverable Compensation Received by a Covered Person, but  the Recoverable Compensation was not paid or awarded on a formulaic basis, or if the maximum  award under the formula was not awarded, the Compensation Committee will in its good faith  discretion determine the amount of any Recoverable Compensation that must be recouped with  respect thereto.  The  Compensation  Committee  has  sole  discretion  to  administer  this  Policy  and, subject  to  applicable law, may seek to recoup such Recoverable Compensation by: (i) requiring any Covered  Person to repay such amount to the Company; (ii) cancelling any award (whether cash‐ or equity‐ based)  or  portion  thereof  previously  granted  to  the  Covered  Person;  (iii)  reducing  (subject  to  applicable  law  and  the  terms  and  conditions  of  the  applicable  plan,  program  or  arrangement  pursuant to which the Recoverable Compensation was paid) the amount that would otherwise be  payable to the Covered Person under any compensation, bonus, incentive, equity and other benefit  plan, agreement, policy or arrangement maintained by the Company or any of its affiliates; or (iv)  such other means or combination of means as the Compensation Committee, in its sole discretion,  determines to be appropriate.  2. Definitions For purposes of this Policy, the following terms shall have the following meanings:  Applicable Period. “Applicable Period” means the three completed fiscal years of the Company  immediately preceding the earlier of (i) the date the Board, a committee of the Board, or the  officer or officers of the Company authorized to take such action if Board action is not required,  concludes (or reasonably should have concluded) that a Restatement is required, and (ii) the date a regulator, court or other legally authorized entity directs the Company to undertake a  Restatement. The “Applicable Period” also includes any transition period (that results from a  change  in the Company’s  fiscal year) within or  immediately  following the three completed  fiscal years identified in the preceding sentence.  Board. “Board” means the Board of Directors of the Company.  Compensation Committee. “Compensation Committee” means the Executive Compensation and  Management Development Committee of the Board.  Covered Person. “Covered Person” means any person who  is, or was at any  time, during  the  Applicable Period, an Executive Officer of the Company. For the avoidance of doubt, Covered  Person may include a former Executive Officer that left the Company, retired, or transitioned to a  Non‐Executive Officer role (including after serving as an Executive Officer in an interim capacity)  during or following the Applicable Period.  Executive Officer.  “Executive Officer” means  any  current  or  former  “officer”  as  defined  in  Exchange Act Rule 16a‐1(f).  Financial Reporting Measure.  “Financial Reporting Measure” means  (i)  the Company’s  stock  price,  (ii)  the Company’s  total  stockholder  return, and  (iii) a measure  that  is determined and  presented in accordance with the accounting principles used in preparing the Company’s financial  statements (including  “non‐GAAP”  financial  measures,  such  as  those  appearing  in  the  Company’s earnings releases or Management Discussion and Analysis), and any measure that  is derived wholly or in part from such measure.   Impracticable. The Compensation Committee may determine  in good  faith  that  recovery of  Recoverable Compensation is “Impracticable” if:   (i) pursuing  such  recovery would  violate  applicable  home  country  law  in  effect  before  November 28, 2022, and the Company provides an opinion of counsel to that effect to  the Company’s listing exchange;   (ii) the direct expense paid to a third party to assist in enforcing this Policy would exceed the  Recoverable Compensation and  the Company has  (A) made a  reasonable attempt  to  recover such Recoverable Compensation and (B) provided documentation of (A) to the  Company’s applicable listing exchange; or   (iii) recovery would  likely  cause  an otherwise  tax‐qualified  retirement plan, under which  benefits  are  broadly  available  to  employees  of  the  Company,  to  fail  to  meet  the  requirements of the Internal Revenue Code of 1986, as amended.  Incentive‐Based  Compensation.  “Incentive‐Based  Compensation” means  any  compensation  that  is granted, earned, or vested based wholly or  in part upon the attainment of a Financial  Reporting Measure. Non‐exhaustive examples of what Incentive‐Based Compensation does not  include:

 any base salaries (except with respect to any salary increases earned wholly or in part  based on the attainment of a Financial Reporting Measure performance goal);    bonuses  that  are not paid  from  a  “bonus pool”  that  is determined by  satisfying  a  Financial  Reporting  Measure  performance  goal,  but  that  are  paid  solely  at  the  discretion of the Compensation Committee or Board;    bonuses  paid  solely  upon  satisfying  one  or  more  subjective  standards  and/or  completion of a specified employment period;    non‐equity incentive plan awards earned solely upon satisfying one or more strategic  measures or operational measures that are not Financial Reporting Measures; and    equity  awards  for which  the  grant  is  not  determined  based  on  or  by  satisfying  a  Financial Reporting Measure  performance  goal,  and  that  vest  solely based  on  the  passage of time and/or attaining one or more non‐Financial Reporting Measures.  Received. Incentive‐Based Compensation is deemed “Received” in the Company’s fiscal period  during which the Financial Reporting Measure specified  in the Incentive‐Based Compensation  award is attained, even if the payment, grant, or vesting of the Incentive‐Based Compensation  occurs after the end of that period.   Recoverable Compensation. “Recoverable Compensation” means the amount of any Incentive‐ Based Compensation  (calculated on a pre‐tax basis) Received by a Covered Person during the  Applicable Period that is in excess of the amount that otherwise would have been Received (i) if  the  calculation were  based  on  the  Restatement  or  (ii)  as  determined  by  the  Compensation  Committee.  For  the  avoidance  of  doubt,  Recoverable  Compensation  does  not  include  any  Incentive‐Based Compensation Received by a person:   (i) before such person began service  in a position or capacity meeting the definition of a  “Covered Person,”   (ii) if such person did not meet the definition of a “Covered Person” at any time during the  Applicable Period, or   (iii) during any period the Company did not have a class of its securities listed on a national  securities exchange or a national securities association.   For  the  avoidance  of  doubt,  Recoverable  Compensation  may  include  Incentive‐Based  Compensation Received by a person subsequent to when they ceased being an Executive Officer.   For the avoidance of doubt,  if the subject Recoverable Compensation (calculated on a pre‐tax  basis) was based on stock price or total shareholder return, where the Recoverable Compensation  is not subject to mathematical recalculation directly from the information in a Restatement, the  Recoverable  Compensation  must  be  based  on  a  reasonable  estimate  of  the  effect  the  Restatement had on the stock price or total shareholder return that gave rise to the Incentive

Compensation Received and to which the Recoverable Compensation relates, and documentation  of such reasonable estimate must be provided to the Company’s applicable listing exchange.  Restatement.  “Restatement”  means  an  accounting  restatement  of  any  of  the  Company’s  financial  statements  filed with  the Securities and Exchange Commission under  the Securities  Exchange Act of 1934,  as  amended, or  the Securities Act of 1933, as amended, due  to  the  Company’s material  noncompliance with  any  financial  reporting  requirement  under  U.S.  securities  laws,  including  any  required  accounting  restatement  to  correct  an  error  in  previously  issued  financial  statements  that  is material  to  the  previously  issued  financial  statements (commonly referred to as “Big R” restatements), or that would result in a material  misstatement  if  the error were  corrected  in  the  current period or  left uncorrected  in  the  current  period  (commonly  referred  to  as  “little  r”  restatements),  regardless  of  fault  or  responsibility for the error or the resulting restatement.   3.No‐Fault Basis  This Policy applies on a no‐fault basis, and Covered Persons will be subject to recovery under this  Policy without regard to such Covered Person’s personal culpability, responsibility or knowledge.   4. Other Actions  In addition, the Compensation Committee may, in its sole discretion and in the reasonable exercise  of its business judgment, determine whether and to what extent additional action is appropriate to  address the circumstances surrounding a Restatement to minimize the likelihood of any recurrence  and  to  impose  such  other  discipline  as  it  deems  appropriate.  Further,  the  exercise  by  the  Compensation Committee of any actions pursuant to this Policy shall be without prejudice to any  other rights that the Company or the Compensation Committee may have with respect to any  Executive  Officer  or  other  Covered  Person  subject  to  this  Policy,  including  termination  of  employment or institution of legal proceedings.   This Policy shall be in addition to, and not in lieu of, any other clawback, recovery or recoupment  policy maintained by  the Company  from  time  to  time,  as well  as  any  clawback,  recovery or  recoupment provision in any of the Company’s plans, awards or individual agreements (including  the clawback, recovery and recoupment provisions in the Company’s equity award agreements)  (collectively, “Other Company Arrangement”); provided, however, that there is no intention to,  nor shall there by, any duplicative recoupment of the same compensation under more than one  policy, plan, award or agreement.  In addition, no Other Company Arrangement shall serve to  restrict the scope or recoverability of Recoverable Compensation under this Policy or in any way  limit recovery in compliance with the Rules.   If a Covered Person fails to repay Recoverable Compensation that is owed to the Company under  this  Policy,  the  Company  shall  take  all  appropriate  action  to  recover  such  Recoverable  Compensation from the Covered Person, and the Covered Person shall be required to reimburse  the Company for all expenses (including legal expenses) incurred by the Company in recovering  such Recoverable Compensation.

5. No Indemnification or Reimbursement  Notwithstanding  the  terms  of  any  other  policy,  program,  agreement,  arrangement,  bylaws,  charter, certificate of incorporate or plan of the Company or any individual agreement between  a Covered Person and the Company or any of its affiliates, in no event will the Company or any  of  its  affiliates  (i)  indemnify  or  reimburse  a  Covered  Person  for  Recoverable  Compensation  amounts  or  (ii)  pay  premiums  on  any  insurance  policy  that would  cover  a  Covered  Person’s  potential obligations with respect to Recoverable Compensation under this Policy.  6. Acknowledgement by Covered Persons  The Company shall provide notice and seek written acknowledgement of this Policy from each  Covered  Person,  provided  that  the  failure  to  provide  such  notice  or  obtain  such  acknowledgement shall have no impact on the applicability or enforceability of this Policy.  7. Other Laws  The remedies under this Policy are in addition to, and not in lieu of, any legal and equitable claims  the  Company  or  any  of  its  affiliates may  have  or  any  actions  that may  be  imposed  by  law  enforcement agencies,  regulators, administrative bodies or other authorities. This Policy  is  in  addition to the requirements of Section 304 of the Sarbanes‐Oxley Act of 2002 that are applicable  to the Company’s Chief Executive Officer and Chief Financial Officer. To the extent applicable,  this  Policy will  be  administered  in  a manner  that  complies with  applicable  law  and  listing  exchange requirements and shall be interpreted and construed accordingly.  8. Amendment; Termination  The Board or the Compensation Committee may amend or terminate this Policy at any time,  subject to applicable law and the Rules. To the extent the Rules cease to be in force or cease to  apply to the Company, this Policy shall also cease to be in force.  9. Interpretation; Enforcement  This Policy will be interpreted and enforced, and appropriate disclosures and other filings with  respect to this Policy will be made in accordance the Rules, Section 409A of the Internal Revenue  Code and applicable laws and regulations, with respect to all Recoverable Compensation. If any  provision  of  this  Policy or  the  application  of  such  provision  to  any Covered  Person  shall  be  adjudicated  to be  invalid,  illegal or unenforceable  in any  respect,  such  invalidity,  illegality or  unenforceability shall not affect any other provisions of  this Policy, and  the  invalid,  illegal or  unenforceable provisions shall be deemed amended to the minimum extent necessary to render  any such provision (or the application of such provision) valid, legal or enforceable. To the extent  this Policy conflicts or is inconsistent with the Rules, the Rules shall govern. In no event is this  Policy  is  intended  to  be  broader  than,  or  require  recoupment  in  addition  to,  that  required  pursuant to the Rules.

10. Successors   This Policy shall be binding and enforceable against all Covered Persons and, subject to applicable  law, their beneficiaries, heirs, executors, administrators or other legal representatives.  11. Effective Date; Retroactive Application   This Policy shall be effective as of October 2, 2023 (the “Effective Date”). The terms of this Policy  shall apply to any Recoverable Compensation that is received by Covered Persons on or after the  Effective Date, even if such Recoverable Compensation was approved, awarded, granted or paid  to Covered Persons prior to the Effective Date.